UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(AMENDMENT NO. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 10, 2010
GRUBB & ELLIS COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-8122	94-1424307
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1551 North Tustin Avenue, Suite 300, Santa Ana, California	92705
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (714) 667-8252

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K/A is being filed by Grubb & Ellis Company (the “Company”) to amend the Company’s Current Report on Form 8-K, dated and filed with the Securities and Exchange Commission on August 12, 2010 (the “Original 8-K”), to include as an exhibit an amended version of the presentation previously attached as Exhibit 99.2 to the Original 8-K (the “Presentation”) which has been amended to correct the column headers under “Reconciliation of Net Loss to Adjusted EBITDA” on page 18 of the Presentation. Specifically, the numbers previously appearing under the column entitled “Three Months Ended June 30, 2010” and “Six Months Ended June 30, 2010” have been switched with the numbers previously appearing under the column entitled “Three Months Ended June 30, 2009” and “Six Months Ended June 30, 2009”. The “Reconciliation of Net Loss to Adjusted EBITDA” table that was attached to Exhibit 99.1 to the Original 8-K was correctly presented.
Item 9.01 Financial Statements and Exhibits.
(d) The following is filed as an Exhibit to this Current Report on Form 8-K/A (Amendment No. 1):

99.1	Second Quarter 2010 Earnings Conference Call Presentation by Grubb & Ellis Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant’s behalf.

GRUBB & ELLIS COMPANY
By:	/s/ Michael J. Rispoli
Michael J. Rispoli
Executive Vice President and Chief Financial Officer

Dated: August 18, 2010